Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated January 13, 2016, relating to the consolidated financial statements of DigiPath, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended September 30, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ Anton & Chia, LLP

Newport Beach, CA
March 3, 2016

3501 Jamboree Road, Suite 540, Newport Beach, CA 92660 Tel. 949.769.8905 Fax: 949.623.9885 info@ancsecservices.com